EXHIBIT 3.7

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

This corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1.       The name of this  corporation  is  Century  Pacific  Financial
                  Corporation.

         2. Its registered office in the State of Delaware is located at 2711 Centerville Road, City of Wilmington, Zip Code 19808, County of 19808, the name and address of its registered agent is The Company Corporation.

         3.       The  date  of   filing   of  the   original   Certificate   of
                  Incorporation in Delaware was December 29, 1982.

         4. The date when restoration, renewal and revival of the charter of this company is to commence is the 29th day of February, 2004, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 15th day of March, A.D. 2004, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, David L. Hadley the last and acting authorized officer hereunto set his/her hand to this certificate this 16th day of April A.D., 2004.

                              By:    /S/ DAVID L. HADLEY
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                                     Authorized Officer

                              Name:  DAVID L. HADLEY
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                                     Print or Type

                              Title: PRESIDENT
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